EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-112041) and related Prospectus of Swift Energy Company for the registration of $350,000,000 of securities and to the incorporation by reference therein of our report dated February 10, 2004, withrespect to the consolidated financial statements of Swift Energy Company as of December 31, 2003 and December 31, 2002 and for each of the two years in the period ended December 31, 2003, included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                       /s/ ERNST & YOUNG LLP



Houston, Texas
April 16, 2004